Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE OR ANY SUCH INTEREST OR PARTICIPATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

PROMISSORY NOTE

June 2, 2017	$220,000.00

FOR VALUE RECEIVED, Microphase Corporation, a corporation incorporated under the laws of the State of Delaware and located at 100 Trap Falls Road Extension, Suite 400, Shelton, CT 06484 (the “Company”), hereby promises to pay to the order of Digital Power Corporation, a corporation incorporated under the laws of the State of California and located at 48430 Lakeview Blvd, Fremont, California 94538, or its successors or assigns (the “Holder”), the principal amount of Two Hundred twenty United States Dollars (US$220,000.00) on or before June 1, 2018 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum commencing on the date hereof (the “Issuance Date”), in accordance with the terms of this promissory note (the “Note”).

1.            Payments of Principal and Interest.

(a)     Payment of Principal. The principal amount of this Note shall be paid to the Holder on the Maturity Date.

(b)     Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at a rate of twelve percent (12%) per annum commencing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Interest shall be paid in full on the Maturity Date.

(c)     Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest until such past due amount is paid at the rate that is the highest permissible non-usurious interest rate (the “Default Rate”).

(d)     General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(e)     Optional Prepayment. At any time, upon receiving the written consent of the Holder, the Company may pre-pay this Note without penalty and, upon such prepayment in full, the Holder shall have no further rights under this Note.

2.             Defaults and Remedies.

(a)           Events of Default. An “Event of Default” means: (i) a default for five (5) days in payment of principal or interest on this Note; (ii) failure by the Company to comply with any material provision of this Note, as set forth in such notice; (iii) the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined herein): (A) commence a voluntary case; (B) consent to the entry of an order for relief against it in an involuntary case; (C) consent to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property; (D) make a general assignment for the benefit of its creditors; or (E) admit in writing that it is generally unable to pay its debts as the same become due; or (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) days. “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)          Remedies. Upon the occurrence and during the continuation of any Event of Default specified in Section 3(a) (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date, after giving effect to any applicable cure period), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, plus (z) six percent (6%) of the total amount of principal then outstanding (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(c)           Holder Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Holder as the Company’s attorney-in-fact, with full authority in the name, place and stead of the Company, from time to time in the Holder’s discretion upon the occurrence and during the continuance of an Event of Default to take any action and to execute any document which the Holder may deem necessary or advisable to accomplish the purposes of this Note.

(d)          Non-Interference with Remedies; Specific Performance. The Company agrees that following the occurrence and during the continuance of an Event of Default, it will not at any time pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Note, and the Company waives the benefit of all such laws to the extent it lawfully may do so. The Company agrees that it will not interfere with any right, power or remedy of the Holder provided for in this Note now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers or remedies.

4.            Voting Rights. The Holder shall have no voting rights, except as required by applicable law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

5.            Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

6.            Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

7.           Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.            Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, provided, however, nothing contained herein shall limit the Holder’s ability to bring suit or enforce this Note in any other jurisdiction. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.             Indemnity and Expenses. The Company agrees:

(a)           To indemnify and hold harmless the Holder and each of its directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, attorneys’ fees and expenses) in any way arising out of or in connection with this Note; and

(b)          To pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Company to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Note.

10.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity

11.          Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

12.          Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

13.          Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.          Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

15.          Acknowledgement. Holder hereby acknowledges that this Note does not create a lien or a security interest in any personal; assets of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the Issuance Date.

MICROPHASE CORPORATION By: /s/ Necdet Ergul Name: Necdet Ergul Title: President and Chief Executive Officer

Date: June 2, 2017

Principal Amount: US$220,000

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